Exhibit 99.1

DarkPulse, Inc. Secures Uplisting to OTCQB: A Milestone Enhancing Infrastructure Innovation and Access to Global Capital Markets

NEW YORK – December 2, 2025 – DarkPulse, Inc. (OTCQB: DPLS) (“DarkPulse” or the “Company”), a leader in advanced distributed fiber optic sensing technology for critical infrastructure protection, today announced that its application for uplisting from the OTCID market to the OTCQB Venture Market has been officially approved by OTC Markets Group.

This strategic move positions DarkPulse on a premier tier for early-stage and developing companies, marking a significant step forward in the Company’s growth trajectory.

DarkPulse’s proprietary BOTDA (Brillouin Optical Time Domain Analysis) dark-pulse based sensor technology delivers real-time, continuous monitoring and data analytics for essential infrastructure, including oil & gas pipelines,national borders, rail systems, telecommunications networks, and aerospace applications. As global demand for smart city solutions and resilient infrastructure intensifies, this uplisting underscores DarkPulse’s commitment to transparency, compliance, and innovation at the forefront of critical asset security.

“Today’s approval is a testament to the hard work of our team and the unwavering support of our shareholders,” said Dennis O’Leary, Chairman and CEO of DarkPulse. “Uplisting to OTCQB not only elevates our visibility but also aligns us with the rigorous standards that attract sophisticated investors worldwide. We are particularly excited about the opportunities this creates for exploring listings on international exchanges, such as those in Europe and the Middle East, to fuel our expansion into high-growth markets like the APAC and MENA regions where infrastructure upgrades are accelerating.”

Key Benefits of Trading on the OTCQB Venture Market

The OTCQB market, often referred to as the “QB level,” is designed for entrepreneurial and venture-stage companies seeking to build market presence while adhering to elevated qualitative and disclosure standards. For DarkPulse, this transition offers several transformative advantages:

•	Enhanced Visibility and Liquidity: OTCQB provides a centralized platform with real-time quotes, improved market maker participation, and broader access to institutional and retail investors, potentially increasing trading volume and share liquidity.

•	Superior Financing Opportunities: As a more established tier, OTCQB unlocks access to diverse funding sources, including equity offerings, debt instruments, and strategic partnerships. This includes better types of funding such as venture capital infusions and bank lines of credit, often at more favorable terms—potentially reducing interest rates and overall borrowing costs compared to Pink sheet trading, based on industry benchmarks for compliant uplisted firms.

•	Gateway to Global Exchanges: With OTCQB’s international recognition, DarkPulse is well-positioned to pursue cross-listings on exchanges outside the United States, such as the London Stock Exchange’s AIM market or the Hong Kong Stock Exchange. These opportunities could accelerate market penetration in emerging regions, enabling faster scaling of DarkPulse’s technology deployments for smart cities and resource security.

•	Investor Confidence and Compliance: The market’s requirements for annual verification, current reporting, and audited financials foster greater trust, attracting analysts and funds that prioritize governance—paving the way for mergers, acquisitions, and R&D investments.

DarkPulse commenced trading on OTCQB under the symbol “DPLS” on November 28, 2025. The Company remains focused on executing its pipeline of projects, including recent expansions in aerospace and partnerships for global infrastructure monitoring.

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For more information about DarkPulse, its patented technologies, and ongoing initiatives, visit www.darkpulse.com. Investors are encouraged to review the Company’s filings on the SEC’s EDGAR database at www.sec.gov.

About DarkPulse, Inc.

DarkPulse, Inc. (OTCQB: DPLS) is a technology company specializing in the manufacture, sale, installation, and monitoring of laser sensing systems powered by its patented BOTDA dark-pulse sensor technology. Serving industries such as energy, border security, transportation, and telecommunications. DarkPulse delivers actionable data streams for infrastructure health, security, and efficiency. Headquartered in New York, the Company is dedicated to empowering global system dynamics through innovative smart city and critical resource monitoring solutions. For more information, visit www.darkpulse.com.

Media Contact:

Investor Relations

DarkPulse, Inc.

Email: ir@darkpulse.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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